UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2024 (June 8, 2024)

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2024, Addus HealthCare, Inc., an Illinois corporation (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Curo Health Services, LLC, a Delaware limited liability company (“Seller”), which does business as Gentiva. Pursuant to the Purchase Agreement, Addus HealthCare has agreed to acquire the personal care business of Seller (the “Business”), consisting of (A) all of the outstanding equity interests of (i) IntegraCare of Abilene, LLC, a Texas limited liability company (“IntegraCare”), (ii) NP Plus, LLC, a Delaware limited liability company (“NP Plus”), (iii) Girling Health Care Services of Knoxville, Inc., a Tennessee corporation (“Girling Knoxville”), and (iv) Girling Health Care, Inc., a Texas corporation (“Girling Texas,” and together with Girling Knoxville, NP Plus and IntegraCare, the “Transferred Subsidiaries”) and (B) certain assets and liabilities of (i) Central Arizona Home Health Care, Inc., an Arizona corporation (“Central Arizona”), Community Home Care & Hospice, LLC, a Delaware limited liability company (“Community Homecare”), TNMO Healthcare, LLC, a Delaware limited liability company (“TNMO”), and Odyssey HealthCare Operating A, LP, a Delaware limited partnership (“Odyssey,” and together with TNMO, Community Homecare, Central Arizona, the “Asset Sellers”) (collectively, the “Transaction”).

Pursuant to the Purchase Agreement, Addus HealthCare has agreed to consummate the Transaction for a purchase price of $350,000,000 in cash, subject to typical adjustments for working capital and other customary items.

The closing of the Transaction is subject to, among other regular closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, compliance with the covenants in the Purchase Agreement, certain regulatory approvals having been obtained, and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Addus Healthcare and the Seller are also provided certain termination rights.

The Seller has made customary representations and warranties with respect to the Transferred Subsidiaries and, with respect to the Business, the Asset Sellers, as well as covenants regarding the operations of the Business during the period between the execution of the Purchase Agreement and the closing of the Transaction. Addus Healthcare is obligated to obtain (and has already bound) a policy for representations and warranties insurance. Consummation of the Transaction is not subject to any financing condition, and there is no termination or reverse termination fee in connection with the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On June 10, 2024, the Company issued the Press Release announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated June 10, 2024.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: June 10, 2024	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer